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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 1997
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                                APPLEWOODS, INC.
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             (Exact name of registrant as specified in its charter)

Delaware                     0-27850                   13-3859709
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(State or other            (Commission                (IRS Employer
jurisdiction of             File Number)             Identification No.)
Formation)



274 Riverside Avenue, Westport, Connecticut                     06881
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code (203) 227-4912


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          (Former name or former address, if changes since last report)

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Item 5.  Other Events.
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                  On November 26, 1997, an Amended and Consolidated Class Action
         Complaint (the "Complaint") was filed in the United States District Court for the Eastern District of New York against Sterling Foster & Co., Inc. ("Sterling Foster"), all of the issuers whose securities were underwritten in public offerings by Sterling Foster and several individuals associated with either Sterling Foster or such issuers. The Registrant's securities were underwritten by Sterling Foster in the Registrant's initial public offering ("IPO") in April 1996.

              The Complaint alleges, among other things, that the Registrant, its senior officers and directors (i) caused to be disseminated in the Registrant's IPO registration statement false and misleading information regarding the distribution of shares of the Registrant's Common Stock by Selling Securityholders, (ii) breached their duty to disclose such information to plaintiffs and (iii) other causes of action in connection with the distribution of the Registrant's Common Stock by the Selling Securityholders.

              The Registrant and its officers and directors vehemently deny all the allegations contained in the Complaint and intend to vigorously defend this action.

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                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                           APPLEWOODS, INC.

                                           By: /s/Roger Buoy
                                               ---------------------------
                                               Roger Buoy
                                               Chief Executive Officer

Dated:  December 18, 1997


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